UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2026

SLB N.V. (SLB LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas , U.S.A . 77056
(address)

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2026 Annual General Meeting of Shareholders (the “Annual Meeting”) of SLB Limited (SLB N.V.), a Curaçao corporation (“SLB”), was held on April 8, 2026. All director nominees were elected and all other proposals passed at the Annual Meeting. The results are summarized below, with detailed voting results following.

At the Annual Meeting, the shareholders of SLB:

•	Item 1—elected all nine director nominees;

•	Item 2—approved, on an advisory basis, SLB’s executive compensation, with approximately 95.2% of the votes cast voting for this proposal;

•

Item 3—approved SLB’s consolidated balance sheet at December 31, 2025, its consolidated statement of income for the year ended December 31, 2025, and the declarations of dividends by SLB’s Board of Directors in 2025 as reflected in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, with approximately 99.8% of the votes cast voting for this proposal;

•	Item 4—ratified the appointment of PricewaterhouseCoopers LLP as the independent auditors of SLB for 2026, with approximately 92.8% of the votes cast voting for this proposal; and

•	Item 5—approved the amendment and restatement of the 2017 SLB Omnibus Stock Incentive Plan, with approximately 97.6% of the votes cast voting for this proposal.

The proposals are described in detail in SLB’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on February 26, 2026 (the “Definitive Proxy Statement”).

Item 1—Election of Directors

All director nominees were elected at the Annual Meeting.

	For	Against	Abstain	Broker Non-votes
Peter Coleman	1,123,467,343	41,415,422	677,728	122,827,419
Patrick de La Chevardière	1,145,286,904	19,643,213	630,376	122,827,419
Miguel Galuccio	1,079,683,507	85,203,243	673,742	122,827,419
Jim Hackett	1,143,921,970	20,987,512	651,011	122,827,419
Olivier Le Peuch	1,162,066,524	2,879,057	614,912	122,827,419
Samuel Leupold	1,151,076,060	13,830,259	654,174	122,827,419
Maria Moræus Hanssen	1,135,486,095	28,400,834	1,673,564	122,827,419
Vanitha Narayanan	1,057,189,917	107,275,366	1,095,210	122,827,419
Jeff Sheets	1,140,575,333	24,346,633	638,526	122,827,419

Item 2—Advisory Approval of Executive Compensation

The advisory resolution to approve SLB’s executive compensation, as described in the Definitive Proxy Statement, was approved with approximately 95.2% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,099,549,860	55,289,610	10,721,023	122,827,419

Item 3—Financial Statements and Dividends

The proposal to approve SLB’s consolidated balance sheet at December 31, 2025, its consolidated statement of income for the year ended December 31, 2025, and the declarations of dividends by SLB’s Board of Directors in 2025 as reflected in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as described in the Definitive Proxy Statement, was approved with approximately 99.8% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,283,629,554	2,350,284	2,408,074	—

Item 4—Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of SLB for 2026, as described in the Definitive Proxy Statement, was approved with approximately 92.8% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,194,714,274	92,853,324	820,313	—

Item 5—2017 SLB Omnibus Stock Incentive Plan

The proposal to approve the amendment and restatement of the 2017 SLB Omnibus Stock Incentive Plan, as described in the Definitive Proxy Statement, was approved with approximately 97.6% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,133,946,011	28,198,232	3,417,938	122,825,731

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLB LIMITED

/s/ Dianne B. Ralston
Dianne B. Ralston
Chief Legal Officer and Secretary

Date: April 8, 2026